UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2025

Jingbo Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56570	47-3240707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Floor 1 to 6, No. 1 to 10, Chuangyi Road Yinhu Village, Shoujiang Town Fuyang District, China.	310000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-4009260345

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Guowei Zhang

On November 10, 2025, Mr. Guowei ZHANG, Chief Executive Officer and Chief Financial Officer of Jingbo Technology Inc. (the “Company”), a member of the board of directors (the “Board”) and the chairman of the Board, tendered his resignation from Chief Executive Officer and Chief Financial Officer, effective immediately. Mr. Zhang’s resignation was not due to any disagreement with the Company, the Board or the management of the Company on any matter relating to the Company’s operations, policies, practices or otherwise. Mr. Zhang will remain as a director of the Board and the chairman of the Board.

Appointment of Mr. Ben Liu and Mr. Qiang Chen

On November 10, 2025, the Board appointed Mr. Ben LIU as new Chief Executive Officer and Mr. Qiang CHEN as new Chief Financial Officer, effective as of that date.

Mr. Liu has more than 15 years of managing experience. He joined the Company after serving as the General Manager of Hangzhou Zhilv Qingyang Tourism Technology Co., Ltd. from September 2024 to October 2025, where he oversaw daily operations and management, and led various departments in executing the company’s strategic plans and business objectives. From July 2020 to July 2022, he served as the General Manager of Hangzhou Renyigou E-commerce Co., Ltd., directing e-commerce platform operations, formulating sales and marketing strategies, managing teams, and optimizing supply chain and customer relationships. From June 2018 to July 2020, he was the Marketing Director of Hangzhou Zhuyi Technology Co., Ltd., responsible for developing marketing strategies, driving market promotion and brand-building initiatives, leading teams, and contributing to significant sales growth. He earned his bachelor’s degree from Zhejiang University of Science and Technology in June 2007 and has been pursuing a Financial EMBA at Fudan University since September 2024.

Mr. Chen joined the Company after serving as the Chief Financial Officer of Hangzhou Zhilv Qingyang Tourism Technology Co., Ltd. from March 2025 to October 2025, where he was responsible for financial strategy development, budget management, capital allocation, tax planning, and supporting investment and financing decisions. From November 2015 to February 2025, he was the Chairman of Qianhai Asia Times (Shenzhen) International Financial Services Co., Ltd., overseeing strategic decision-making, supervision of execution, and the management of major corporate matters. He obtained his bachelor’s degree from Suzhou University in July 1993.

In connection with such appointments, the Company shall enter into an employment agreement with Mr. Liu and Mr. Chen, respectively. Pursuant to the employment agreement with Mr. Liu, Mr. Liu will be entitled to receive from the Company an annual cash fee of $25,360, to be paid in monthly installments, for his services as Chief Executive Officer. Pursuant to the employment agreement with Mr. Chen, Mr. Chen will be entitled to receive from the Company an annual cash fee of $16,907, to be paid in monthly installments, for his services as Chief Financial Officer. The foregoing summary does not purport to be complete and is qualified in its entirety by the employment agreements filed as Exhibit 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2025.

Exhibit No.	Description
10.1	Employment Agreement with Ben Liu dated November 10, 2025
10.2	Employment Agreement with Qiang Chen dated November 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Jingbo Technology, Inc.

Date: November 14, 2025	By:	/s/ Ben Liu
Ben Liu, Chief Executive Officer

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